EXHIBIT 10.1

DEBT RESTRUCTURING AGREEMENT

This DEBT RESTRUCTURING AGREEMENT (the "Agreement") is entered into as of January 11, 2008 by and between Sapphire Developments Limited, a Belize corporation ("Sapphire"), Atlantic Wine Agencies, Inc., a Florida corporation (“Atlantic”) and Fairhurst Properties S.A., a B.V.I. corporation ("Fairhurst"). Sapphire and Fairhurst shall sometimes be referred to herein as the “Parties.”

WHEREAS, Sapphire loaned One Million Two Hundred Fifty-Nine thousand Eight Hundred Sixty-Three U.S. Dollars ($1,259,863) plus interest of 5% compounded on an annualized basis to Atlantic the aggregate principal and interest of which is equal to One Million Three Hundred Eighty-Eight Thousand Nine Hundred Ninety-Nine U.S. Dollars ($1,388,999). Such loan is evidenced in the form of the promissory note attached hereto as Exhibit A (“Promissory Note”);

WHEREAS, Sapphire has agreed to terminate the Promissory Note in exchange for the consideration contemplated in this Agreement and subject to the terms and conditions set forth herein; and

WHEREAS, the Parties hereto desire that mutual releases be executed by each as additional consideration to the assignment referred to herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Termination of Promissory Note.  Upon the satisfaction of all conditions of this Agreement and in exchange for the consideration found herein, Sapphire shall consider the Promissory Note null and void.

2.            Consideration.  Consideration for this Agreement is as follows:

(a)
Atlantic shall pay Three Million Two Hundred Thousand South African Rand (R$3,200,000) to Sapphire with the first payment of One Million Two Hundred Thousand South African Rand (R$1,200,000) on the date of signing of this Agreement and all related agreement and the remaining Two Million South African Rand (R$2,000,000) on or before the Closing Date (collectively, “Atlantic Payment”).

(b)
Atlantic shall issue 26,699,950 shares of Atlantic common stock (“Sapphire Shares”) to Sapphire and such Shares shall be held in escrow held in Escrow by Sanders, Ortoli, Vaughn-Flam, Rosenstadt LLP pursuant to the form of Escrow Agreement attached hereto as Exhibit B (“Escrow Agreement”). Sapphire shall also enter into the Voting Agreement in the form attached hereto as Exhibit C (“Voting Agreement”) whereby Sapphire shall grant limited voting rights over all Atlantic shares of common stock held by it or affiliates of Sapphire.

(b)
Atlantic shall issue a promissory note to Fairhurst in the amount of approximately $400,000 without interest and maturing on January 11, 2009 (“Fairhurst Note”) in the form attached hereto as Exhibit D;

(c)	Each of Sapphire and Fairhurst shall execute mutual releases in the forms attached hereto as Exhibit E and Exhibit F, respectively;

(d)	Fairhurst shall ensure that Adam Mauerberger remain as the Chief Executive Officer of Atlantic until such time that a material merger or share exchange occurs (“Atlantic Corporate Event”);

(e)
19,960,000 Shares of Common Stock of Atlantic held by Fairhurst shall be transferred to Sapphire upon the earlier of the six-month anniversary date of this Agreement or the completion of the Atlantic Corporate Event (“Fairhurst Shares”). The Fairhurst Shares shall be held in Escrow pursuant to the terms of the Escrow Agreement. Fairhurst shall also enter into the Voting Agreement.

3.            Closing Date.  The “Closing Date” shall be no later than January 31, 2008.

4.            Further Actions.  The parties shall execute and deliver all documents, provide all information and take or forbear from taking all such action as may be necessary or appropriate to achieve the purposes of this Agreement. Each party shall bear its own expenses in connection therewith.

5.            Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York and any action or proceeding hereunder must be commenced and prosecuted in the Supreme Court of the State of New York, New York County.

6.            Entire Agreement.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

7.            Amendments.  This Agreement may be modified or amended only with the written approval of all parties.

8.            No Waiver.  No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy available upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition.

9.            Rights Cumulative.  The rights and remedies of each of the parties hereunder shall be mutually exclusive, and the implementation of one or more of the provisions of this Agreement shall not preclude the implementation of any other provision.

10.            Counterparts.  This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the original or the same counterpart.

11.            Indemnification.  Fairhurst agrees to indemnify and hold harmless Sapphire and its officers and directors, and each other person, if any, who controls any such entity against any and all loss, liability, claim, damages and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any breach or failure by Fairhurst to comply with any representation, warranty, covenant or agreement made by Fairhurst herein or in any other document furnished by Fairhurst to any of the foregoing in connection with this Agreement.

12.            Notices.  All notices required or permitted under this Agreement shall be given in writing and, unless otherwise provided, shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at its respective address set forth in this Agreement, or at such other address as such party may designate by ten days’ advance notice to the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the above date.

Sapphire Developments Limited

                                                                                                                By: /s/ Peter Spring
Peter Spring
Vice-President

Fairhurst Properties S.A.

                                                                                                                By: /s/ Adam Mauerberger
Adam Mauerberger
President

Atlantic Wine Agencies, Inc.

By: /s/ Adam Mauerberger
Adam Mauerberger
President

EXHIBIT A
NOVEMBER 2005 SAPPHIRE PROMISSORY NOTE

EXHIBIT B
ESCROW AGREEMENT

EXHIBIT C
VOTING AGREEMENT

EXHIBIT D
FAIRHURST PROMISSORY NOTE

EXHIBIT E

Effective upon execution of this Agreement, Sapphire Developments Limited releases and forever discharges Adam Mauerberger, his employees, agents, successors, assigns, legal representatives, affiliates, directors and officers from and against any and all actions, claims, suits, demands, payment obligations or other obligations or liabilities of any nature whatsoever, whether known or unknown, which such party or any of its shareholders employees, agents, successors, assigns, legal representatives, affiliates, directors or officers have had, now have or may in the future have directly or indirectly arising out of (or in connection with) any of the Agreements including any activities undertaken pursuant to any of the Agreements.

Sapphire Developments Limited

By: /s/ Peter Spring
Peter Spring
Vice-President

EXHIBIT F

Effective upon execution of this Agreement, Adam Mauerberger releases and forever discharges Sapphire Developments Limited, its shareholders, employees, agents, successors, assigns, legal representatives, affiliates, directors and officers from and against any and all actions, claims, suits, demands, payment obligations or other obligations or liabilities of any nature whatsoever, whether known or unknown, which such party or any of its employees, agents, successors, assigns, legal representatives, affiliates, directors or officers have had, now have or may in the future have directly or indirectly arising out of (or in connection with) any of the Agreements including any activities undertaken pursuant to any of the Agreements.

Fairhurst Properties S.A.

By: /s/ Adam Mauerberger
Adam Mauerberger
President